Exhibit 4.430

THE CENTRAL BANK OF THE RUSSIAN FEDERATION

(THE BANK OF RUSSIA)

LICENSE

OF A PROFESSIONAL PARTICIPANT OF THE SECURITIES MARKET

No. 177-046113-100000 dated 24 January 2001

for carrying out broker activity

This License is granted to MTS Bank Public Joint-Stock Company (MTS Bank PJSC)

Location: Moscow

OGRN: 1027739053704

TIN: 7702045051

Validity: unlimited

Authorities issued the license: Federal Commission for the Securities Market of Russia

Deputy Chairman of the Bank of Russia	/signature/ V.V. Chistyukhin

[Round seal of the Bank of Russia]